UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 7, 2007
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 7, 2007, the Compensation Committee of the Company's Board of Directors approved a request by Mark Fields, Executive Vice President and President, The Americas, regarding a change in his compensation arrangement related to his use of Company aircraft. Mr. Fields will no longer use Company aircraft for personal travel. The Company will pay the costs, including first class commercial airfare, for personal travel to and from his home in Florida. The Company will continue to provide tax relief as a result of the imputed income associated with this arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: February 9, 2007	By:	/s/Kathryn S. Lamping
Kathryn S. Lamping
Assistant Secretary